Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Kenan Transport Company on Form S-8 (File No. 33-2494, dated January 23, 1986) of our report dated March 31, 1998 relating to the financial statements of Petro-Chemical Transport, Inc. included in the Form 8-K/A, dated May 13, 1998, of Kenan Transport Company.


                                          Deloitte & Touche LLP


Tulsa, Oklahoma
May 12, 1998